UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Peachtree Street, Suite 1150 Atlanta, GA 30309
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

Mr. Ron Riewold has served as the Chairman of the Board of Directors since December 2018. He has entered into a new Directors Advisors Advisory Agreement as of January 21, 2020 which will supersede any previous agreements. The agreement calls for a stipend of $5,000 per month (The same $5,000 in a month when there is a physical meeting of the Board of Directors). The compensation also includes a potential bonus award should a certain financing agreement be consummated with the Company. A copy of Mr. Riewold’s Directors Advisory Agreement is attached to this filing as Exhibit 10.01.

Item 7.01	Regulation FD Disclosure.

The Company has created a new Investors Presentation which can be found on its company web site, www.truenatureholding.com and is included herein as Exhibit 99.1.

Item 8.01	Other Items.

The Company has established a new headquarters site in Denver, Colorado located at 7535 East Hampden Avenue, Ste. 400. Denver, Colorado 80231. Its phone number is 844-383-8689 and its corporate web site is mitescoinc.com. It has also formed a new wholly owned subsidiary entity to hold its North American operations, Mitesco N.A. LLC, and new corporate entity in Dublin, Ireland, Acelerar Healthcare Holdings, Limited.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.01	Directors Advisory Agreement dated January 21, 2020 for Ron Riewold
99.1	Investors Presentation dated January 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: January 30, 2020	By:	/s/ Julie R. Smith
Julie R. Smith
President, Chief Operating Officer

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer